Exhibit 10.26

PREMIER, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective September 25, 2015)

I.	PURPOSE
The Premier, Inc. 2015 Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of the Company and its Designated Affiliates with the opportunity to acquire a proprietary interest in the Company on a discounted basis. The Plan was approved by the Board on October 3, 2014 and by our stockholders on December 5, 2014, and amended and restated by the Compensation Committee of the Board effective September 25, 2015. Capitalized terms shall have the defined meanings set forth under Article II below, or elsewhere when the term first appears and is defined.

II.	DEFINITIONS
For purposes of administration of the Plan, the following terms shall have the meanings indicated:
(a)    “Affiliate” means any corporation, partnership, joint venture or other business entity in which the Company owns, directly or indirectly, stock or a capital or profit interest and with respect to which the Company possesses the power to direct or cause the direction of the management and policies.
(b)    “Board” means the Board of Directors of the Company.
(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(d)    “Company” means Premier, Inc., a Delaware corporation, and any corporate successors to all or substantially all of the assets or voting stock of the Company which shall by appropriate action adopt the Plan.
(e)    “Designated Affiliate” means an Affiliate that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. The Board may also remove an Affiliate from being a Designated Affiliate at any time in its sole discretion. The Designated Affiliates as of the Effective Date are Premier Supply Chain Improvement, Inc., Premier Healthcare Solutions, Inc. and Premier Healthcare Alliance, L.P.
(f)    “Effective Date” means the date on which stockholders of the Company approve the Plan.
(g)    “Eligible Earnings” means compensation eligible to be deferred as an elective 401(k) contribution under the Premier, Inc. Retirement Savings Plan.

(h)    “Employee” means any person, including an officer, who is both (a) classified as a common law employee for purposes of Section 3401 of the Code by the Company or a Designated Affiliate, and (b) regularly employed for at least 20 hours per week and more than five months in a calendar year by the Company or a Designated Affiliate.
(i)     “Participant” means any Employee who has elected to actively participate in the Plan.
(j)     “Plan Administrator” shall be the Company’s Compensation Committee of the Board, provided that the Board may at any time (i) appoint a person or other committee to serve in such capacity, and (ii) act in lieu of the Compensation Committee on any matter authorized for administrative action under the Plan.
(k)    “Stock” means shares of the Class A common stock of the Company, with a par value of $0.01.

III.	ADMINISTRATION
The Plan shall be administered by the Plan Administrator. Subject to the provisions of the Plan and applicable law, the Plan Administrator shall have the authority in its sole discretion: (a) to determine the Stock’s fair market value; (b) to construe and interpret the terms of the Plan; (c) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (d) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (e) to make all other determinations and take all other action described in the Plan or as the Plan Administrator otherwise deems necessary or advisable for administering the Plan and effectuating its purposes. Decisions of the Plan Administrator (or its designate) shall be final and binding on all parties who have an interest in the Plan.

IV.	PURCHASE PERIODS
(a)    Stock shall be offered for purchase under the Plan through a series of successive purchase periods during offering periods not to exceed 27 months until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Article IX.
(b)    Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(c)    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
(d)    The Plan shall be implemented in a series of consecutive purchase periods, each to be of such duration as determined by the Plan Administrator prior to the commencement date of the purchase period; provided that the first purchase period shall begin not sooner than the Effective Date. The Plan Administrator shall have the authority to establish purchase periods over such intervals and subject to such terms and conditions as it determines to be appropriate or desirable without stockholder approval.
(e)    Each Participant shall be granted a separate purchase right with respect to each purchase period. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised on the last U.S. business day of that purchase period or any earlier day the purchase right is to be exercised hereunder.

V.	ELIGIBILITY AND PARTICIPATION
(a)    An individual who has been continuously employed as an Employee for at least six (6) months as of the commencement of a purchase period shall be eligible to participate in such purchase period under the Plan, subject to the requirements of Section V(b) and the limitations imposed by Article VI, Article VII and Article VIII below. No non-employee director or independent contractor may participate in the Plan.
(b)    An Employee may become a Participant by completing and submitting enrollment forms (including but not limited to a subscription agreement and a payroll deduction authorization) in such form and manner as approved by the Plan Administrator (or its designee) during the twenty-one day period before the beginning of a purchase period, unless a different time for completing and submitting the enrollment forms is set by the Plan Administrator for all Employees with respect to a given purchase period. Notwithstanding the foregoing, no Employee shall be entitled to enroll in the Plan or acquire Stock under the Plan during any period in which the Company has restricted the purchase or sale of its securities by its employees.
(c)    The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of the Eligible Earnings of the Participant during the period the purchase right remains outstanding, up to a maximum equal to 30% of the Participant’s Eligible Earnings (or such lower maximum percentage as may be designated by the Plan Administrator from time to time). The deduction rate so authorized shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the purchase period for which the purchase right will remain in effect, withdraw by filing the appropriate form with the Plan Administrator (or its designate). Payroll deductions will automatically cease upon the termination of the Participant’s purchase right in accordance with Section VII(d) or Section VII(e) below. Participants may adjust the percentage of their Eligible Earnings to be paid as contributions pursuant to the Plan from one purchase period to the next by completing and submitting a new enrollment form during the enrollment period for the next purchase period. Participants may not adjust their rate of contribution during a purchase period. A Participant’s contribution rate in effect on the last day of a purchase period shall automatically apply to the next purchase period unless (i) the Participant elects otherwise during the enrollment period preceding the next purchase period or (ii) the Plan Administrator determines during a purchase period, by written notice to all affected Participants, that Participants’ contribution rates shall not automatically apply to the next purchase period.
(d)    Payroll deductions shall commence on the first payroll that ends after the beginning of the purchase period and shall end on the last payroll paid on or prior to the last day of the purchase period to which the enrollment form is applicable, unless sooner terminated as provided in Article VII.

VI.	STOCK SUBJECT TO PLAN
(a)    The Stock purchasable by Participants under the Plan shall be authorized but unissued Stock, Stock held in the treasury of the Company, or from any other proper source. The total number of shares of Stock that may be issued under the Plan in the aggregate shall be 3,685,500 shares (subject to adjustment under Section VI(b) below).
(b)    In the event any change is made to the Stock purchasable under the Plan by reason of (i) any merger, consolidation or reorganization or (ii) any stock dividend, stock split, recapitalization, combination of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration, then unless such change occurs in connection with a transaction described under Section VII(k), appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable in the aggregate over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant on any one purchase date, and (iii) the class and number of shares and the price per share of the Stock subject to each purchase right at the time outstanding under the Plan. Any such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to purchase rights under the Plan.

VII.	PURCHASE RIGHTS
Subject to Article VI above, an Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a subscription agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable. A subscription agreement may provide that it shall remain in effect indefinitely for future purchase periods, subject to (i) the individual’s right to terminate the subscription agreement by written notice to the Plan Administrator in advance of a future purchase period, and (ii) the Plan Administrator’s discretion to determine during a purchase period, by written notice to all affected Participants, that all such subscription agreements shall prospectively expire at the end of that purchase period or a designated one thereafter.

(a)    Purchase Price. The U.S. Dollar purchase price per share shall be 85% of the fair market value per share of Stock when the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any given date shall be the closing selling price per share of Stock on the immediately preceding date for which there exists a quotation on the principal exchange on which the Stock is at the time traded.
(b)    Number of Purchasable Shares. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares of Stock obtained by dividing the amount collected from the Participant through payroll deductions during each purchase period the purchase right remains outstanding by the purchase price in effect for that purchase period. Any remaining amount in the Participant’s account shall be automatically refunded to the Participant. Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Affiliates. The accrual limitations of Article VIII shall apply to all purchase rights.
(c)    Payment. Payment for Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII(d) or (e) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the book account maintained by the Company on the Participant’s behalf under the Plan, but no interest shall be paid on the balance from time to time outstanding in such book account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.
(d)    Withdrawal from Purchase Period.
(i)    A Participant may withdraw from a purchase period by filing the prescribed notification form with the Plan Administrator (or its designate) on or prior to the date required by the Plan Administrator in its discretion. No further payroll deductions shall be collected from the Participant with respect to that purchase period, and the Participant may elect with respect to any payroll deductions for the purchase period collected prior to the withdrawal date to: (A) have the Company refund, in the currency originally collected, the payroll deductions which the Participant made under the Plan during that purchase period or (B) have such payroll deductions held for the purchase of shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period, in the currency originally collected. For purposes of this Section VII(d), a Participant who fails to meet the requirements of an Employee as set forth in Section II(h) of the Plan during a purchase period will be deemed to have elected to withdraw from such purchase period.

(ii)    The Participant’s withdrawal from a particular purchase period shall be irrevocable and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new subscription agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.
(iii)    The Plan Administrator may at any time change the rules pertaining to the timing of withdrawals, limit the frequency of withdrawals, limit the frequency with which participants may withdraw and re-enroll in the Plan, and may impose a waiting period on participants who want to re-enroll following withdrawal.
(e)    Termination of Employment/Leave of Absence. Except as provided in this Section VII(e) and in Section VII(l) below, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant (or his or her estate, if employment termination was due to death). However, should the Participant cease active service by reason of an approved leave of absence, then the Participant shall continue to qualify as an Employee under the Plan for a period of up to the longer of (x) 90 days or (y) the period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract. Such Participant’s payroll deductions will continue at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him/her at the time the leave commenced. If any such Participant’s approved leave of absence continues for greater than the longest time period permitted in (x) and (y) above, then the Participant shall no longer qualify as an Employee and such purchase right shall immediately terminate. Any such Participant that continued to qualify as an Employee under the Plan during an approved leave of absence shall have the election, exercisable up until the end of the then-current purchase period, to (i) withdraw all the funds then accumulated in the Participant’s payroll account or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event shall any further payroll deductions be added to the Participant’s account following his/her cessation of Employee status. However, an individual who returns to active employment following a leave of absence that exceeds the longest time period permitted in (x) and (y) above will be treated as a new common law employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which he or she wishes to participate.
For purposes of the Plan, a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of the Company or any other Designated Affiliate under the Plan.
(f)    Stock Purchase. The Stock subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Sections VII(d) or (e) above) shall be automatically purchased on the Participant’s behalf on the last U.S.

business day of the purchase period for which such purchase right remains outstanding. The purchase shall be effected by applying the amount credited to each Participant’s book account, as converted into U.S. Dollars if necessary, on the last U.S. business date of the purchase period to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b) and Article VIII) at the purchase price in effect for such purchase period. Any cash contributed to a Participant’s account under the Plan after a purchase of shares of Stock at the end of a purchase period shall be either carried forward to the next purchase period, applied to meet any minimum required tax withholding or returned to the Participant, as elected by the Plan Administrator.
(g)    Proration of Purchase Rights. Should the total number of shares of Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants, in the currency originally collected.
(h)    Stockholder Rights. A Participant shall have no rights as a stockholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant’s behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the purchase date.
(i)    ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. The Plan Administrator may adopt such policies and procedures for the Plan as it determines is appropriate, including policies and procedures regarding the transfer of shares from a Participant’s ESPP Broker Account.
(j)    Assignability. Neither the Plan contributions made by a Participant nor any purchase rights granted under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by a Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect. Purchase rights shall be exercisable only by the Participant during the Participant’s lifetime.
(k)    Merger or Liquidation of Company. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction to the purchase of whole shares of Stock, subject, however, to the applicable limitations described in Section VII(b).
(l)    Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Section 423 of Code, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who will cease to be Employees solely in connection with the disposition of all or a portion of any Designated Affiliate or a portion of the Company, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.
(m)    Notice by Participants of Disqualifying Dispositions. As a condition for Plan participation, each Participant agrees that the Company shall be notified, through the ESPP Broker Account (or by the Participant in writing if the Participant’s Stock is not held therein), immediately after any sale or transfer of Stock that is both purchased through the Plan and is sold or disposed of within the two year period beginning with the purchase period in which the Stock was purchased, but only to the extent that the Stock is acquired under the Plan in a manner that is intended to meet the qualification requirements under Section 423 of the Code.

VIII.	ACCRUAL LIMITATIONS
(a)    No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) Stock rights accrued under other purchase rights outstanding under the Plan and (ii) similar rights accrued under other employee stock purchase plan of the Company or any Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand dollars ($25,000) worth of Stock (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.
(b)    For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:
(i)    The right to acquire Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last U.S. business day of each purchase period the right remains outstanding.
(ii)    No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

(iii)    If by reason of the Section VIII(a) limitations, one or more purchase rights of a Participant do not accrue for a particular purchase period, and then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected.
(c)    In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.	AMENDMENT AND TERMINATION
(a)    The Board or the Compensation Committee of the Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan unless necessary or desirable to comply with any applicable law, regulation or rule; and provided, further, that no such action of the Board or the Compensation Committee of the Board may, without the approval of the stockholders of the Company, increase the number of shares issuable under the Plan (other than adjustments pursuant to Sections VI(b) and VII(b)), alter the purchase price formula so as to reduce the purchase price specified in the Plan, or materially modify the requirements for eligibility to participate in the Plan.
(b)    Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section IX(a), cancel or change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Eligible Earnings, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

X.	TAXES
(a)    It is the Company’s intention that purchase rights under the Plan qualify to the maximum extent possible for favorable tax treatment under Section 423 of the Code when granted to Employees who are employed by a Designated Affiliate that is a “subsidiary corporation” of the Company as determined under Section 424(f) of the Code. To the extent that purchase rights are granted to an Employee employed by a Designated Affiliate that is not a subsidiary corporation under Section 424(f) of the Code, then such purchase rights will not qualify for favorable tax treatment under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code except for the Company being able to extend purchase right to Employees employed by a Designated Affiliate that is not a subsidiary corporation of the Company under Section 424(f) of the Code.
(b)    It is intended that purchase rights that do not qualify for favorable tax treatment under Section 423 of the Code shall not constitute nonqualified deferred compensation subject to the requirements of Section 409A of the Code, and the provisions of the Plan shall be construed consistent with this intention. Notwithstanding any provision of the Plan to the contrary, in the event that the Plan Administrator determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code, the Plan Administrator may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that it determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and/or (ii) take such other actions as the Plan Administrator determines necessary or appropriate to comply with the requirements of Section 409A of the Code. No action shall be taken under the Plan that shall cause an Award to fail to comply with Section 409A of the Code, to the extent applicable to purchase rights hereunder. However, in no event shall any member of the Board, the Company or any of its Affiliates (including their respective employees, officers, directors or agents) have any liability to any Participant (or any other person) with respect to taxes under Section 409A of the Code.
(c)    A Participant shall be required to pay to the Company or any of its Affiliates, and the Company or any of its Affiliates shall have the right and is hereby authorized to withhold, from any cash, shares of Stock, other securities or other property deliverable under the Plan or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Stock, other securities or other property) of any minimum required withholding taxes in respect of purchase rights or any payment or transfer under the Plan and to take such other action as may be necessary in the opinion of the Plan Administrator or the Company to satisfy all obligations for the payment of such withholding and taxes. Without limiting the generality of foregoing, the Plan Administrator may, in its sole discretion, permit a Participant to satisfy, in whole or in part, any minimum required tax withholding liability by (i) the delivery of shares owned by the Participant having a fair market value equal to such withholding liability or (ii) having the Company withhold from the number of shares of Stock otherwise issuable or deliverable under the Plan a number of shares with a fair market value equal to such minimum required statutory withholding liability.

XI.	GENERAL PROVISIONS
(a)    The Plan shall terminate upon the earlier of (i) ten years after its Effective Date, or (ii) the date on which all shares of Stock available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.
(b)    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee or other person the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment of such Employee or other person.

(c)    All notices, elections or other communications by a Participant to the Company or the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or with the person, designated by the Plan Administrator for the receipt thereof.
(d)    All costs and expenses incurred in the administration of the Plan shall be paid by the Company.
(e)    Any documents that the Company may use in the administration of the Plan, may be delivered in paper or electronic medium, including but not limited to email or the posting on a web site maintained by the Company or a third party under contract with the Company.
(f)    The laws of the State of Delaware shall have control over all matters and disputes arising under the Plan.
(g)    The rights and privileges of all Participants under the Plan shall be the same (except as otherwise required by applicable law).